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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
LaBRANCHE & CO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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LABRANCHE & CO INC.
One Exchange Plaza
New York, New York 10006

April 15, 2005

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005 at 9:00 a.m., Eastern Standard Time, at the Ritz-Carlton Hotel, 2 West Street, New York, New York 10004.

        The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. This year, you are being asked to (1) elect one Class III director and (2) ratify our appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        At the meeting, our Board of Directors will be pleased to report on our affairs, and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to greeting personally those of you who will be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed form of proxy in the envelope provided. In addition, to facilitate your representation at the meeting, you may vote your shares by accessing the special website indicated on the proxy card, as more fully explained in the internet voting instructions on the proxy card.

        Thank you for your cooperation.

Very truly yours,
George M. L. LaBranche, IV Chairman, Chief Executive Officer and President

LABRANCHE & CO INC.
One Exchange Plaza
New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LaBranche & Co Inc. will be held on Tuesday, May 17, 2005 at 9:00 a.m., Eastern Standard Time, at the Ritz-Carlton Hotel, 2 West Street, New York, New York 10004 for the following purposes:

          (1)   To elect one Class III director, to serve for a term of three years;

          (2)   To ratify our appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

          (3)   To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 18, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. You also may vote your shares by accessing the special website indicated on the proxy card, as more fully explained in the internet voting instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

By Order of the Board of Directors
William J. Burke, III Secretary
New York, New York April 15, 2005

LABRANCHE & CO INC.
One Exchange Plaza
New York, New York 10006

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement, which was first mailed to stockholders on or about April 15, 2005, is furnished to the holders of the common stock, par value $.01 per share, of LaBranche & Co Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2005 Annual Meeting of Stockholders, or at any adjournment thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, May 17, 2005 at 9:00 a.m., Eastern Standard Time, at the Ritz-Carlton Hotel, 2 West Street, New York, New York 10004.

        It is proposed that at the Annual Meeting our stockholders (i) elect one Class III director to serve for a term of three years and (ii) ratify our appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

        Proxies for use at the Annual Meeting are being solicited by and on behalf of our Board of Directors primarily through the use of the mails. We have retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies and will pay Morrow & Co., Inc. a fee of approximately $4,500 for its services in this regard. In addition, our officers, directors, employees and other agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

REVOCABILITY AND VOTING OF PROXY

        A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. You also may vote your shares by accessing the special website indicated on the proxy card, as more fully explained in the internet voting instructions on the proxy card. Unless otherwise indicated on the form of proxy, shares of our common stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by us prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of the nominee for Class III director shown on the form of proxy; and (ii) the ratification of our appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, by changing or withdrawing your vote on the internet or by voting in person at the meeting. Shares of our common stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of the nominee for director as shown on the form of proxy, "for" the ratification of our appointment of KPMG LLP as our independent registered public accounting firm and in accordance with their best judgment on any other matters that may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

        On March 18, 2005, there were 60,623,819 shares of our common stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on March 18, 2005 are entitled to notice of, and to vote at, the Annual Meeting. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

        The affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorship to be filled at the Annual Meeting will be filled by the nominee receiving the highest number of votes. In the election of a director, votes may be cast in favor of, against or withheld with respect to the nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify our appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005. An abstention from voting on this matter will be treated as "present" for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against the ratification of KPMG LLP because the abstention results in one less vote for such matter.

        Under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), NYSE-member brokers (other than our LaBranche Financial Services, Inc. subsidiary) who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are permitted to vote on the election of our Class III director and the proposal to ratify our appointment of KPMG LLP as our independent registered public accounting firm. With respect to each of the election of our Class III director and the ratification of our appointment of KPMG LLP as our independent registered public accounting firm, if our LaBranche Financial Services, Inc. subsidiary does not receive voting instructions regarding shares of our common stock held by it in street name for its customers, it is entitled to vote these shares only in the same proportion as the shares represented by votes cast by all stockholders of record with respect to such matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

        The following table sets forth information as of March 18, 2005 regarding the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our directors and nominees for director; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below); and (iv) all our directors and executive officers as a group.

        All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. Unless otherwise indicated, the address of each beneficial owner is: c/o One Exchange Plaza, New York, New York 10006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after March 18, 2005, are treated as outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not treated as outstanding for purposes of computing the percentage of any other person.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
George M.L. (Michael) LaBranche, IV (2)	4,201,094	6.9%
Alfred O. Hayward, Jr. (3)	1,652,175	2.7%
Thomas E. Dooley	13,668	*
David A. George	13,740	*
Donald E. Kiernan	11,982	*
S. Lawrence Prendergast (4)	207,000	*
Harvey S. Traison (5)	106,000	*
William J. Burke, III	597,167	1.0%
All executive officers and directors as a group (8 persons) (6)	6,802,826	11.0%
Morgan Stanley 1585 Broadway New York, NY 10036 (7)	4,010,320	6.6%
Robert E. Torray c/o Torray Corp. 7501 Wisconsin Ave. Bethesda, MD 20814 (8)	3,116,000	5.1%

*
Less than 1%

(1)
Each of our managing directors at the time of our initial public offering in August 1999 entered into a stockholders' agreement pursuant to which he or she agreed to vote his or her shares as determined by a majority of Messrs. LaBranche, Hayward and James G. Gallagher, a former director and executive officer of the Company who retired in January 2003. Messrs. LaBranche, Hayward and Gallagher beneficially own an aggregate of 6,483,269 shares of common stock, constituting approximately 10.5% of the outstanding shares of our common stock. As a result of the stockholders' agreement, Messrs. LaBranche, Hayward and Gallagher, acting together as a group, may be deemed to beneficially own an aggregate of approximately 15,628,440 shares of common stock (including the 6,483,269 shares beneficially owned by them individually), constituting approximately 25.4% of the outstanding shares of our common stock. Each of Messrs. LaBranche, Hayward and Gallagher disclaims beneficial ownership of any and all shares of our common stock held by any person or entity other than him.

(2)
Includes 1,300,000 shares of common stock held by Mr. LaBranche's wife. Also includes options to purchase 700,000 shares of our common stock which are exercisable within 60 days.

(3)
Includes options to purchase 130,000 shares of our common stock which are exercisable within 60 days.

(4)
Includes options to purchase 200,000 shares of our common stock which are exercisable within 60 days.

(5)
Includes options to purchase 100,000 shares of our common stock which are exercisable within 60 days.

(6)
Includes options to purchase 1,130,000 shares of our common stock which are exercisable within 60 days.

(7)
Information is derived from the Schedule 13G, dated December 31, 2004, filed by Morgan Stanley with the SEC.

(8)
Information is derived from the Schedule 13G, dated January 20, 2005, jointly filed with the SEC by Robert E. Torray and Torray Corp. Includes 840,000 shares held by Robert E. Torray and 2,276,000 held by Torray Corp., for which Mr. Torray holds shared voting and shared dispositive power.

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTOR

        One Class III director is to be elected at this Annual Meeting. Our Board of Directors has been classified pursuant to our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). In accordance with the provisions of the Certificate of Incorporation, our directors are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting our entire Board of Directors. Currently, our Class III director will serve until this Annual Meeting, our Class I directors will serve until the 2006 annual meeting of our stockholders and our Class II directors will serve until the 2007 annual meeting of our stockholders. At each annual meeting of our stockholders, successors to the directors whose terms expire at that annual meeting are elected for a three-year term. This Annual Meeting is our sixth annual meeting since our initial public offering in August 1999.

        Thomas E. Dooley currently serves as a Class III director for a term expiring at the Annual Meeting or at a special meeting in lieu thereof; Michael LaBranche and Alfred O. Hayward, Jr. currently serve as Class I directors for a term expiring at the 2006 annual meeting of our stockholders or at a special meeting in lieu thereof; and David A. George and Donald E. Kiernan currently serve as Class II directors for a term expiring at the 2007 annual meeting of our stockholders or at a special meeting in lieu thereof. Thomas E. Dooley has been recommended by our Nominating & Corporate Governance Committee for election as a Class III director. Mr. Dooley currently serves as the Chair of our Audit Committee. Based on this recommendation, our Board of Directors has nominated Mr. Dooley for election as a Class III director at the Annual Meeting. If Mr. Dooley becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by our Board of Directors to replace Mr. Dooley or to fill the vacancy. Mr. Dooley has consented to be named and has indicated his intent to serve if elected. Our Board of Directors has no reason to believe that Mr. Dooley will be unable to serve or that any vacancy on the Board of Directors will occur.

        The following information is provided with respect to the nominee for Class III director:

Nominee	Age	Year First Became Director	Principal Occupation During Past Five Years
Thomas E. Dooley	48	2000	Thomas E. Dooley has been a member of our Board of Directors since March 2000. Mr. Dooley is Co-Chairman and Chief Executive Officer of DND Capital Partners, a venture capital and investment advisory firm that specializes in the media and telecommunications markets. Prior to joining DND Capital Partners in June 2000, Mr. Dooley was Deputy Chairman of Viacom Inc. He was also a member of Viacom's Executive Committee, its Board of Directors and served as Executive Vice President, Finance, Corporate Development and Communications. Mr. Dooley currently is a director of the North Shore Long Island Jewish Hospital System.

VOTE REQUIRED

        The nominee receiving the highest number of affirmative votes will be elected as a Class III director. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the nominee in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for the nominee will not be counted as a vote for the nominee.

        OUR BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEE AS CLASS III DIRECTOR TO BE IN OUR AND OUR STOCKHOLDERS' BEST INTERESTS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THIS NOMINEE.

CORPORATE GOVERNANCE

Board of Directors

        Our Board of Directors currently consists of five members, a majority of whom have been determined to be "independent" within the meaning of the listing standards of the NYSE. Our Board has determined that each of Thomas E. Dooley, David A. George and Donald E. Kiernan has no direct or indirect material relationship with us other than in his capacity as director, and thus is independent in accordance with applicable law and NYSE rules. In making this determination, the Board applied the standards set forth in our Corporate Governance Guidelines, which state that a prospective board member is not "independent" if, within the preceding three years:

  •
  he or she was employed by us or a member of his or her immediate family was one of our officers;

  •
  he or she (or his or her immediate family member) received direct compensation from us (other than compensation for service as a director, or compensation related to a pension or deferred compensation plan) of more than $100,000/year;

  •
  he or she was affiliated with, or was employed by, our internal or external auditor or a member of his or her immediate family was affiliated with, or employed in a professional capacity by, our internal or external auditor;

  •
  he or she (or his or her immediate family member) was part of a compensation committee interlock involving one of our executive officers (or his or her immediate family member); or

  •
  he or she was an executive officer or employee of a company that makes payments to, or receives payments from, us in amounts exceeding the greater of $1 million or 2% of the other company's consolidated gross revenues, or his or her immediate family member was an executive officer of a company that makes payments to, or receives payments from, us in amounts exceeding the greater of $1 million or 2% of the other company's consolidated gross revenues.

        During 2004, the Board of Directors held six meetings and executed ten unanimous written consents in lieu of meeting. During 2004, all our Directors attended 75% or more of the meetings of the Board and meetings of committees of the Board on which they served. The Board of Directors also regularly held executive sessions of the independent directors. Mr. Dooley served as presiding director for these executive sessions in 2004. Mr. Dooley has been designated as presiding director for these executive sessions in 2005. Interested parties may communicate with the presiding director by directing written correspondence to our Secretary at One Exchange Plaza, New York, NY 10006. The Secretary will forward such communications to the presiding director.

        Messrs. LaBranche, Hayward, Dooley and George attended our 2004 Annual Meeting of Stockholders. We encourage our local directors to attend our 2005 Annual Meeting of Stockholders.

        Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee.

  Audit Committee

        Our Audit Committee oversees our financial reporting process and reports the results of its activities to our Board of Directors. Our Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters, and it has the sole authority and direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent registered public accounting firm. Our Audit Committee also has the authority to resolve disagreements between management and our independent registered public accounting firm.

        Our Audit Committee is currently composed of Thomas E. Dooley, David A. George and Donald E. Kiernan. Mr. Dooley currently is the Chairman of our Audit Committee, and our Board of Directors has determined that he is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. Our Board of Directors has also determined that each of the members of our Audit Committee is "independent" within the meaning of applicable laws and the rules and regulations of the NYSE and the SEC.

        We currently do not limit the number of audit committees on which our Audit Committee members may sit. Neither of Messrs. Dooley and George serves on the audit committee of a public company other than ours. Mr. Kiernan currently serves on the audit committees of three public companies in addition to ours. Our Board of Directors has determined that Mr. Kiernan's service on those other audit committees will not impair his ability to serve effectively on our Audit Committee.

        A copy of our Third Amended and Restated Audit Committee Charter is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing.

  Compensation Committee

        The principal responsibilities of our Compensation Committee are to (1) review and approve our goals and objectives with respect to the compensation of our executive officers, evaluate our executive officers' performance in light of those goals and objectives and set our executive officers' compensation based on such evaluation, (2) review our overall compensation structure to determine whether we establish appropriate incentives for our executive officers and directors, (3) make recommendations to our Board of Directors with respect to the structure of our equity and incentive compensation plans and programs, and (4) report the results of its activities to our Board of Directors at least semi-annually.

        Our Compensation Committee is composed of Thomas E. Dooley, David A. George and Donald E. Kiernan. Mr. George currently is the Chairman of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee is "independent" within the meaning of the applicable laws and rules and regulations of the NYSE and the SEC. A copy of our Amended and Restated Compensation Committee Charter is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing.

  Nominating & Corporate Governance Committee

        Our Nominating & Corporate Governance Committee identifies individuals qualified to become members of our Board of Directors and leads and oversees management in shaping our corporate governance structure in a manner that promotes our and our stockholders' best interests. Our Nominating & Corporate Governance Committee makes recommendations to our Board of Directors with respect to all corporate governance matters affecting us, reviews and assesses the adequacy of our Code of Conduct and Corporate Governance Guidelines at least annually and recommends changes to the Board for approval and adoption as necessary or advisable.

        Our Nominating & Corporate Governance Committee is composed of Thomas E. Dooley, David A. George and Donald E. Kiernan. Mr. Kiernan currently is the Chairman of our Nominating & Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating & Corporate Governance Committee is "independent" within the meaning of the applicable laws and rules and regulations of the NYSE and the SEC. A copy of our Amended and Restated Nominating & Corporate Governance Committee Charter is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing.

Director Compensation

        Three non-employee directors serve as members of our Board of Directors. Each of our non-employee directors currently receives an annual retainer of $50,000 and attendance fees of $2,500 per board meeting and $2,500 per committee meeting attended. The meeting attendance fees are paid after the end of each fiscal year in shares of our common stock under our Equity Incentive Plan. Our employee directors do not receive any additional compensation for serving on our Board of Directors or any committee of our board, and our non-employee directors do not receive any compensation from us other than the retainer and attendance fees described above.

Corporate Governance Guidelines

        The Board of Directors has adopted our Corporate Governance Guidelines (the "Guidelines") to address significant corporate governance issues. The Guidelines provide a framework for our corporate governance system and cover such topics as director qualifications and Board composition, director compensation, evaluation of our Chief Executive Officer and director orientation and continuing education. The Nominating & Corporate Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board changes to the Guidelines as necessary or advisable. A copy of the Guidelines is available on our website at www.labranche.com.

Code of Conduct

        We have adopted a Code of Conduct designed to help directors, officers and employees resolve ethical issues that arise in the conduct of their duties. Our Code of Conduct applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and any other employee performing similar functions. Our Code of Conduct covers such topics as conflicts of interest, insider trading, full, fair, accurate, timely and understandable disclosure in our public filings and communications, compliance with applicable governmental laws, rules and regulations, accountability for adherence to our Code of Conduct and the prompt internal reporting of violations of our Code of Conduct. A copy of our Code of Conduct is available on our website at www.labranche.com. We will post on our website any amendments to or waivers of the provisions of our Code of Conduct applicable to any of our directors and executive officers.

Director Nomination Process

        Our Nominating & Corporate Governance Committee is responsible for recommending to our Board of Directors nominees for election as Directors. In selecting nominees, and when considering the Board and its committees, each as a whole, our Nominating & Corporate Governance Committee seeks to maintain a balance of business experience and interpersonal skills, thereby maximizing the effectiveness of the Board and each of its committees. In assessing a candidate's qualifications, our Nominating & Corporate Governance Committee considers such factors as the following:

  •
  whether the candidate has demonstrated broad business judgment and leadership;

  •
  management experience at a senior policy-making level in one or more functional areas of a major public company;

  •
  familiarity with relevant regulatory issues or specific industry knowledge;

  •
  business creativity and vision;

  •
  a demonstrable personal commitment to our and our stockholders' interests;

  •
  ability and desire to invest time and effort on a consistent basis;

  •
  awareness of, and perspective on, relevant current business issues;

  •
  diversity of relevant experience, expertise, age, race and gender;

  •
  prior participation in board and committee deliberations; and

  •
  absence of an over-commitment to other business activities or the requirements of boards of other companies.

        Our Nominating & Corporate Governance Committee may solicit ideas for possible candidates from members of our Board, our officers and individuals personally known to members of our Board. Our Nominating & Corporate Governance Committee also will consider qualified candidates submitted by our stockholders. Stockholders can suggest qualified candidates for our Board by writing to our Secretary at One Exchange Plaza, New York, NY 10006. Submissions that meet the criteria outlined above will be forwarded to the Chairman of our Nominating & Corporate Governance Committee for further review and consideration.

Communications with our Board

        Any stockholder who wishes to contact our Board of Directors or an individual member of our Board should direct written correspondence to our Secretary at One Exchange Plaza, New York, NY 10006. The Secretary will forward such communications to our Board or the specified individual Board Member to whom the communication is directed.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

DIRECTORS AND EXECUTIVE OFFICERS

        Our directors and executive officers are as follows:

Name	Age	Position
Michael LaBranche	49	Chairman, Chief Executive Officer and President
Alfred O. Hayward, Jr.	57	Director and Executive Vice President; Chief Executive Officer of LaBranche & Co. LLC
Thomas E. Dooley	48	Director
David A. George	62	Director
Donald E. Kiernan	64	Director
S. Lawrence Prendergast	63	Executive Vice President
Harvey S. Traison	65	Senior Vice President and Chief Financial Officer
William J. Burke, III	50	Secretary; Chief Executive Officer of LaBranche Financial Services, Inc.

        Michael LaBranche has been our Chairman, Chief Executive Officer and President since our initial public offering in August 1999. Mr. LaBranche has served as Chairman of the Management Committee of LaBranche & Co. LLC since 1996, as a member of the Management Committee of LaBranche & Co. LLC since 1988 and as a specialist with LaBranche & Co. LLC since 1977. He currently is a Governor of the NYSE and is a member of the NYSE's Market Performance Committee. Mr. LaBranche is a member of the Board of Directors of the Securities Industry Automation Corporation, a subsidiary of the NYSE, the American Stock Exchange and the Securities Industry Association.

        Alfred O. Hayward, Jr.    has been our Executive Vice President and a member of our Board of Directors since our initial public offering in August 1999. In November 2003, Mr. Hayward became Chief Executive Officer of our LaBranche & Co. LLC subsidiary. Mr. Hayward has been a specialist with LaBranche & Co. LLC since 1983 and has served as a member of the Management Committee of LaBranche & Co. LLC since 1994. He currently sits on the NYSE Arbitration Panel and is involved with NYSE education programs. Mr. Hayward currently is serving as a Governor of the NYSE, is a director of the NYSE Gratuity Fund and has also served as the Chairman of the NYSE's Allocation Committee.

        Thomas E. Dooley has been a member of our Board of Directors since March 2000. Mr. Dooley is Co-Chairman and Chief Executive Officer of DND Capital Partners, a venture capital and investment advisory firm that specializes in the media and telecommunications markets. Prior to joining DND Capital Partners in June 2000, Mr. Dooley was Deputy Chairman of Viacom Inc. He was also a member of Viacom's Executive Committee, its Board of Directors and served as Executive Vice President, Finance, Corporate Development and Communications. Mr. Dooley currently is a director of the North Shore Long Island Jewish Hospital System.

        David A. George has been a member of our Board of Directors since June 1, 2001. From May 1999 to September 2001, Mr. George was a senior director of Goldman Sachs Group, Inc., the public holding company and parent of Goldman, Sachs & Co. From 1994 to May 1999, Mr. George was a limited partner and advisor of Goldman, Sachs & Co. Mr. George also served as a member of the management committee and as a managing partner of Goldman, Sachs & Co. from 1988 to 1994. Mr. George joined Goldman Sachs in 1973 in the Investment Banking Division and held numerous positions, including head of the Operations, Technology and Finance Division and the Private Finance Division. Mr. George also served as Goldman Sachs' Chief Financial Officer and as chairman of its Finance Committee. From 1967 to 1973, Mr. George was an attorney at the law firm of Dewey, Ballantine, Bushby, Palmer & Wood. Mr. George currently serves as a trustee of New York

Presbyterian Hospital, and as Co-Chairman and Co-Chief Executive Officer of PetCareRx, a national pet pharmacy that provides pet medications, health and nutritional supplements directly to pet owners.

        Donald E. Kiernan became a member of our Board of Directors in March 2003. Mr. Kiernan was Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc. from October 1993 until his retirement in August 2001. From 1990 to October 1993, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a certified public accountant and was a partner of Arthur Young & Company and its successor firm, Ernst & Young LLP. Mr. Kiernan also serves on the boards of directors of Seagate Technologies, Health Management Associates, Inc. and MoneyGram International, a former division of Viad Corporation.

        S. Lawrence Prendergast has been our Executive Vice President since our initial public offering in August 1999. He also served as a member of our Board of Directors from the time of our initial public offering in August 1999 until January 2003. From May 1997 to August 1999, Mr. Prendergast was the Chairman and CEO of AT&T Investment Management Corp. Prior to 1997, Mr. Prendergast had been the Vice President and Treasurer of AT&T for 14 years. Mr. Prendergast currently is a director of AT&T Investment Management Corp., a money-management subsidiary of AT&T.

        Harvey S. Traison has been our Senior Vice President and Chief Financial Officer since March 2000. Mr. Traison also served as a member of our Board of Directors from March 2000 until January 2003. As of December 31, 1999, Mr. Traison retired from service as Vice President, Treasurer and a member of the Board of Directors of DaimlerChrysler North America Holding Corporation and DaimlerChrysler Canada Finance Inc. Mr. Traison joined Daimler-Benz (a predecessor of DaimlerChrysler) in 1984. Mr. Traison currently is a trustee of the Marlboro Music Festival.

        William J. Burke, III became the Chief Executive Officer of our LaBranche Financial Services, Inc. subsidiary in January 2003. He has served as our Secretary since our initial public offering in August 1999 and served as the director of business development and director of risk management of our LaBranche & Co. LLC subsidiary from October 1999 to January 2003. From 1991 to 1996, Mr. Burke was the managing partner of W.J. Burke & Co. LLC, a registered market-maker on the NYSE, and was a sole-proprietor specialist on the NYSE from 1989 to 1991. Prior to 1989, Mr. Burke was a vice president of Salomon Brothers. Mr. Burke is a director of the Kenyon Review, a journal of culture and literature.

        There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

        The following table sets forth the annual compensation during fiscal 2004, 2003 and 2002 of our Chief Executive Officer and our four other highest paid executive officers named in the table whose total salary for fiscal 2004 exceeded $100,000 for services rendered in all capacities. These amounts may not be indicative of amounts to be paid to the named executive officers in future years.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position				Restricted Stock Awards(2)	Securities Underlying Stock Options	All Other Compensation(3)
	Year	Salary	Bonus(1)
Michael LaBranche Chairman, Chief Executive Officer and President	2004 2003 2002	$250,000 250,000 250,000	$750,000 — 1,200,000	— — —	— — 200,000	$6,618 6,468 23,989
Alfred O. Hayward, Jr. Executive Vice President, Chief Executive Officer of LaBranche & Co. LLC	2004 2003 2002	$250,000 250,000 250,000	$610,000 163,100 400,000	— — —	— — 30,000	$6,618 6,468 24,489
Harvey S. Traison Senior Vice President and Chief Financial Officer	2004 2003 2002	$250,000 250,000 250,000	$250,000 119,100 265,000	$92,100 — —	— — —	$6,604 6,468 24,489
William J. Burke, III Secretary and Chief Executive Officer of LaBranche Financial Services, Inc.	2004 2003 2002	$250,000 250,000 250,000	$311,000 — 320,000	$46,050 — —	— — —	$468 6,468 23,989
S. Lawrence Prendergast Executive Vice President	2004 2003 2002	$250,000 250,000 250,000	— — —	— — —	— — —	— — —

(1)
Reflects bonus amount earned in such fiscal year. Amount of bonuses reported for 2002 have been revised to reflect bonuses earned, rather than paid, during such year in light of our practice of paying bonuses during the three months following the end of the fiscal year in which such bonuses were earned. Prior to the proxy statement filed in connection with our 2004 annual meeting of stockholders, we had reported only bonuses paid during such year.

(2)
Represents awards of restricted stock units to Mr. Traison for 10,000 shares of common stock and to Mr. Burke for 5,000 shares of common stock, subject to vesting. The stock awards vest in full on the third anniversary of the grant. The value set forth above is based on the closing price of our common stock on the date of grant, January 21, 2004, which was $9.21.

(3)
Fiscal 2004 includes $6,150, $6,150, $6,150 and $0 of matching contributions under our 401(k) plan, $396, $396, $384 and $396 of premiums paid for group-term life insurance and $72, $72, $70 and $72 of premiums paid for accidental death and dismemberment insurance for Messrs. LaBranche, Hayward, Traison and Burke, respectively.

  Fiscal 2003 includes $6,000 of matching contributions under our 401(k) plan, $396 of premiums paid for group-term life insurance and $72 of premiums paid for accidental death and dismemberment insurance for each of the named executive officers, except Mr. Prendergast.

  Fiscal 2002 includes $17,961 paid under our profit-sharing plan, $450 of premiums paid for group-term life insurance and $78 of premiums paid for accidental death and dismemberment insurance for each of the named executive officers, except Mr. Prendergast. Messrs. LaBranche and Burke received $5,500 of matching contributions under our 401(k) plan and Messrs. Hayward and Traison received $6,000 of matching contributions under our 401(k) plan.

Option Grants In Last Fiscal Year

        We did not grant any options to our named executive officers during 2004.

Fiscal Year End Option Values

        The following table sets forth the number of options and value of unexercised options held by each of our named executive officers at December 31, 2004. None of our named executive officers exercised any of his options in 2004.

	Number of Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael LaBranche	566,667	133,333	—	—
Alfred O. Hayward, Jr.	110,000	20,000	—	—
Harvey S. Traison	100,000	—	—	—
William J. Burke, III	—	—	—	—
S. Lawrence Prendergast	200,000	—	—	—

Equity Compensation Plan Information as of December 31, 2004

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,679,353	$27.23	3,550,524
Equity compensation plans not approved by security holders (2)	214,167	$13.67	—

Total	2,893,520		3,550,524

(1)
Column a represents 2,105,000 options and restricted stock units representing 574,353 shares of our common stock. In calculating the weighted average exercise price as reported in column b, only the options were considered.

(2)
Represents fully-vested options to purchase an aggregate of 214,167 shares of our common stock at a price of $13.67 per share, which we assumed in connection with our March 2001 acquisition of ROBB PECK McCOOEY Financial Services, Inc. All of the options outstanding will expire on the earlier to occur of (a) the 90th day following the date of the holder's death, or (b) the 30th day following the date of the termination of the holder's employment with us or any of our subsidiaries for any other reason.

Employment Agreements

        As part of the reorganization of our firm from partnership to corporate form in connection with our initial public offering in August 1999, Messrs. LaBranche, Hayward and Burke entered into employment agreements, pledge agreements and agreements regarding noncompetition and other covenants. In April 2000, we entered into an employment agreement with Mr. Traison, our Senior Vice President and Chief Financial Officer, which contains comparable provisions regarding noncompetition. The material terms of the employment, noncompetition and pledge agreements are described below.

        The employment agreement with each of Messrs. LaBranche, Hayward and Burke, which had an initial term of three years and remains in effect until the termination of his employment with us, requires him to devote his entire working time to our business and affairs, contains various restrictive covenants and is terminable on 90 days' notice by either party. The employment agreement with Mr. Traison, which had an initial term of three years and has been automatically renewed for an additional two years, requires him to devote substantially all his business time to the performance of his duties and responsibilities to us, is terminable on 90 days' notice by either party and provides for automatic one-year renewals, subject to notice of termination.

        Each of Messrs. LaBranche, Hayward, Burke and Traison also has agreed not to use or disclose confidential information and not to compete with us or solicit our employees or listed companies until 12 months following the termination of his employment with us. Each of their agreements also provides that he will take all actions and do all things reasonably requested by us during a 90-day transition period following termination of employment to maintain the business, goodwill and business relationships in which or with which he was previously involved on our behalf. In addition, if any of Messrs. LaBranche, Hayward or Burke breaches the noncompetition or nonsolicitation provisions of his agreement before the termination thereof, then he will be liable for liquidated damages in an amount equal to 75% of the aggregate value of the common stock and cash received by him from us in connection with our reorganization from partnership to corporate form in August 1999. The liquidated damages provision is guaranteed by a separate pledge agreement entered into by each of Messrs. LaBranche, Hayward and Burke. In December 2002, we waived our lien under the pledge agreements with respect to those shares of common stock that were no longer subject to the restrictions on transfer imposed under the stockholders' agreement executed by our managing directors (including Messrs. LaBranche, Hayward and Burke) in connection with our reorganization from partnership to corporate form in August 1999. We also agreed to waive our lien with respect to the remainder of the shares of common stock received by our managing directors in connection with our August 1999 reorganization as and when such shares are freed of the transfer restrictions imposed under the stockholders' agreement. Until those shares of common stock are released from our lien, however, we will retain our rights under the liquidated damages provisions of the noncompetition agreements and the pledge agreements. The liquidated damages and pledge arrangements discussed above are not exclusive of any injunctive relief to which we may be entitled for a breach of a covenant against competition or solicitation. Prior to and after the expiration of the pledge agreements, we will be entitled to all available remedies for breach of the noncompetition agreements. The employment and noncompetition agreements generally provide that any disputes thereunder will be resolved by binding arbitration.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

        Overview of Executive Compensation.    The last two years have been particularly challenging years for LaBranche & Co Inc. (the "Company"), principally due to declining principal share volume and dollar volume traded, lower market volatility and an increasing rate of program trading as a percentage of total trading volume on the NYSE. In 2003, the Compensation Committee determined to pay no bonuses to certain of the Company's named executive officers and to award low bonuses to the Company's other executive officers. The Compensation Committee, however, decided to pay bonuses to the Company's employees and executive officers in 2004 to reward them for their continuing efforts to improve the Company's operational efficiencies and enhance the Company's compliance and trading systems and to continue to retain their services. The Compensation Committee determined that, based on these efforts and the need to align the Company's overall compensation structure with those of its peers, the overall compensation of the Company's executive officers in 2004 was appropriate.

        Compensation Philosophy.    The Compensation Committee believes that executive compensation should be closely related to increased stockholder value. The compensation program of the Company is designed to enable the Company to attract, retain and reward capable employees who contribute to its success, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment with stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

        The compensation program reflects the following principles:

  •
  Compensation should encourage increased stockholder value;

  •
  Compensation programs should support the Company's short- and long-term strategic business goals and objectives;

  •
  Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward achieving business goals; and

  •
  Compensation programs should enable the Company to attract and retain highly qualified professionals.

        Pay Mix and Measurement.    The Company's executive compensation is comprised of two components—base salary and incentives—each of which is intended to serve the Company's overall compensation philosophy.

        Base Salary.    Generally, the Company's salary levels are intended to be consistent with competitive pay practices and levels of responsibility, with individual salary increases reflecting competitive trends, the Company's overall financial performance and resources, general economic conditions and a number of factors relating to the particular individual, including his or her performance, experience, ability and job knowledge. Base salary levels for 2004 for the Company's executive officers were determined by the Compensation Committee.

        Incentives.    Potentially available incentive awards for 2004 consisted of cash awards under the Company's Annual Incentive Plan and Senior Executive Bonus Plan, equity-based awards pursuant to the Company's Equity Incentive Plan and other cash awards based on criteria determined by the

Compensation Committee. The granting of cash awards is discretionary and dependent principally on the Company's overall performance and the performance of each individual employee. Due to a decline in the Company's net gain on principal transactions during 2004, and because the Company did not generate net income in 2004, due in part to significant non-cash charges, cash bonus awards were not payable in accordance with the terms the Company's Annual Incentive Plan and Senior Executive Bonus Plan. The Compensation Committee, however, used its discretionary authority to award bonuses outside the terms of these plans for the reasons described above in "Overview of Executive Compensation." In determining these bonuses, the Compensation Committee considered the overall performance of its executive officers and key employees in a difficult 2004 market environment, its comparison of the Company's compensation structure to that of its peers and the importance of retaining and effectively motivating them. In future years, annual cash awards will depend on the Company's and its employees' performance. As an additional incentive to employees, the Company may also grant equity-based awards, which typically consist of stock options, restricted stock and restricted stock units pursuant to the Equity Incentive Plan. The Company granted restricted stock units with respect to 600,000 shares of the Company's common stock in January 2004. In addition, in lieu of certain cash bonus awards under the Company's Annual Incentive Plan and Senior Executive Bonus Plan, the Company granted restricted stock units with respect to 700,000 shares of the Company's common stock in January 2005 to certain key employees (but not to any of our executive officers).

        In the future, in addition to cash awards, the Company may from time to time grant additional equity-based incentives. The Company believes that equity-based awards provide its executive officers and other key employees with an opportunity to increase their ownership of the Company's common stock and potentially gain financially from increases in the price of the Company's common stock. By this approach, the interests of stockholders, executives and employees will be closely aligned. The equity-based awards were, and the Compensation Committee expects will continue to be, based primarily on an employee's contribution to the Company's business, growth and financial performance. Generally, these grants will vest over a period of time, and executives and other employees must continue to be employed by the Company in order for such grants to vest.

        Chief Executive Officer Compensation for the Fiscal Year Ended December 31, 2004.    In August 1999, Michael LaBranche entered into an employment agreement with the Company, which currently provides for an annual base salary of $250,000, plus a bonus to be determined by the Compensation Committee. Historically, bonuses paid to Mr. LaBranche for any year have been based on, among other things, the Company's overall performance, profit margins and earnings per share in that year. For 2004, no cash bonus was payable to Mr. LaBranche under the Company's Annual Incentive Plan or Senior Executive Bonus Plan. The Compensation Committee, however, used its discretionary authority to award Mr. LaBranche cash bonuses in the aggregate amount of $750,000 outside of these plans for the reasons described above in "Overview of Executive Compensation." In determining these bonus awards to Mr. LaBranche for fiscal 2004, the Compensation Committee considered (a) the overall performance of the Company's business in a difficult market environment, (b) the important role of Mr. LaBranche in guiding the Company through this market environment, (c) its review of the analysis prepared by independent consultants retained by the Compensation Committee comparing Mr. LaBranche's current and past compensation to that of his peers in the financial services industry and (d) the importance of retaining Mr. LaBranche. Based on these factors and the Company's compensation philosophy, and for the reasons described above in "Overview of Executive Compensation," the Compensation Committee deems the compensation arrangements with Mr. LaBranche to be appropriate.

        Tax Effects.    Section 162(m) of the Code generally denies a federal income tax deduction for certain compensation exceeding $1.0 million paid to any of the chief executive officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Non-deductibility would result in additional tax cost to the Company. Through December 31, 2004, this provision did not affect the Company's tax deductions.

        General.    The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Compensation Committee further believes that the Company's compensation practices are directly tied to stockholder value, or the contributions of its employees to the performance of the Company, and are linked to the achievement of the Company's annual and longer-term financial and operational goals on behalf of its stockholders. In view of the Company's performance and achievement of goals and competitive and economic conditions, the Compensation Committee believes that overall compensation levels during fiscal 2004 adequately reflect the Company's compensation goals and policies.

April 15, 2005	Compensation Committee Members David A. George (Chairman) Thomas E. Dooley Donald E. Kiernan

REPORT OF OUR AUDIT COMMITTEE

        The Audit Committee reviews, acts on and reports to the Board of Directors of LaBranche & Co Inc. (the "Company") with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. The Audit Committee has the authority and direct responsibility to select, evaluate, determine the compensation of, oversee, and, where appropriate, replace the Company's independent registered public accounting firm. The Audit Committee also has the authority to resolve disagreements between management of the Company and its independent registered public accounting firm. The Audit Committee reviews and discusses its charter at least annually in order to determine whether appropriate changes and/or additions need to be made to update and enhance the Company's auditing procedures and standards. The Board of Directors of the Company has determined that each member of the Audit Committee is "independent" as defined by the rules promulgated by the SEC and the listing standards of the NYSE.

        KPMG LLP, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. KPMG LLP is also required to express an opinion on (i) management's process for assessing the effectiveness of the Company's internal control over financial reporting and (ii) the effectiveness of the Company's internal control over financial reporting.

        In accordance with the Audit Committee charter, the Audit Committee assists the Company's Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and financial reporting practices. During the year ended December 31, 2004, the Audit Committee met eighteen times and discussed the interim financial information contained in each of the Company's quarterly earnings announcements with the Company's chief financial officer and independent registered public accounting firm prior to public release.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between KPMG LLP and the Company that might bear on KPMG LLP's independence consistent with Independence Standards Board Standard No. 1—"Independence Discussions with Audit Committees," discussed with KPMG LLP any relationships that may impact KPMG LLP's objectivity and independence, and satisfied itself as to KPMG LLP's independence.

        Throughout 2004, management completed the documentation, testing and evaluation of the Company's internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed the Company's assessments, testing and evaluations of its internal control over financial reporting and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and KPMG LLP at each regularly scheduled Audit Committee meeting and also held two special meetings to obtain testing of operating effectiveness updates and discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the report of management on internal controls over financial reporting contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 16, 2005. In addition, the Audit Committee met with KPMG LLP prior to the filing of the Company's 2004 Annual Report on Form 10-K and reviewed KPMG LLP's Report of Independent Registered Public Accounting Firm included in the Company's 2004 Annual Report on Form 10-K related to (i) its audit of the consolidated financial statements of the Company, (ii) management's process for assessing the effectiveness of the Company's internal control over financial reporting and (iii) the effectiveness of the Company's internal control over financial reporting.

The Audit Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the annual evaluation in 2005.

        During 2004, the Audit Committee also reviewed with both the Company's independent registered public accounting firm and internal auditors their respective audit plans, audit scope and identification of audit risks. The Audit Committee also devoted substantial attention to, among other things, the review of quarterly financial statements and earnings releases, the May 2004 refinancing of the Company's public debt, the relationship between the Company's debt obligations and its liquidity and capital resources, audit-related matters and tax-related issues in connection with the impairment of the Company's goodwill and NYSE exchange memberships, the investigations and related litigation involving LaBranche & Co. LLC's specialist trading activities, the Company's compliance with the undertakings described in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which were agreed to in connection with the 2004 settlement of the NYSE and SEC investigation of specialist trading activities, and other compliance issues.

        The Audit Committee discussed and reviewed with KPMG LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended—"Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm's audit of the Company's consolidated financial statements.

        Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

April 15, 2005	Audit Committee Members Thomas E. Dooley (Chairman) David A. George Donald E. Kiernan

PROPOSAL NO. 2—RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our stockholders will be asked to ratify our appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. KPMG LLP audited our consolidated financial statements as of and for the fiscal year ended December 31, 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

        Our organizational documents do not require that our stockholders ratify the appointment of our independent registered public accounting firm. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our stockholders do not ratify our appointment of KPMG LLP as our independent registered public accounting firm, our Audit Committee will reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified by our stockholders, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

Audit Fees

        The following table sets forth the aggregate fees billed for audit, audit-related, tax and other services provided by KPMG LLP to us during each of the last two fiscal years. Numbers for 2003 in the table below have been conformed to the 2004 fiscal year presentation.

	2004	2003
Audit fees	$1,420,500	$836,810
Audit-related fees	153,735	54,500
Tax fees	—	82,000
All other fees	—	—

        Audit services included the annual audit of our financial statements included in our Annual Report on Form 10-K, reviews of financial statements included on our quarterly reports on Form 10-Q during each fiscal year and review and consultation regarding Section 404 of the Sarbanes-Oxley Act of 2002.

        Audit-related services are assurance and other services that are related to audit and review of our financial statements. These services included procedures pertaining to our issuance of debt (comfort letters), audits of our employee benefit plan (2003 only), audits of certain consolidated subsidiaries, and reviews of compliance with our debt covenants.

        Tax services included review of tax returns, consultation on tax matters and other tax planning and advice.

        Our Audit Committee has determined that the services described above that were rendered by KPMG LLP were compatible with the maintenance of its independence from our management.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of our independent registered public accounting firm with respect to such services. The Audit Committee pre-approves any additional audit services and permissible non-audit services. All "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the shares of our common stock is required for the ratification of our appointment of KPMG LLP as our independent registered public accounting firm. Abstentions will have the practical effect of a vote against this proposal. Broker non-votes are not treated as a "vote" for or against this proposal and thus will not have any impact on the outcome of the vote on this proposal.

        THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN OUR AND OUR STOCKHOLDERS' BEST INTERESTS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Payments for Use of NYSE Memberships

        Some of our executive officers have contributed the use of their NYSE memberships to our LaBranche & Co. LLC subsidiary and receive payments from LaBranche & Co. LLC based on the market value of the memberships. For 2004, the named executive officers listed below received payments from LaBranche & Co. LLC in the amounts set forth opposite their names:

Name	Payment Amounts
Michael LaBranche	$200,004
Alfred O. Hayward, Jr.	200,004
William J. Burke, III	200,004

Ownership Interest in Limited Liability Company

        Michael LaBranche owns a 12.5% membership interest in a limited liability company in which one of our subsidiaries, LABDR Services, Inc., also own a 25% membership interest. This limited liability company, which owns a 100% interest in one small aircraft and an 18.75% interest in another small aircraft, allows its members to share flight time based on their respective membership interests. Neither we nor Mr. LaBranche has derived any income from the ownership of our or his membership interest in this limited liability company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our outstanding common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2004 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that Messrs. Traison and Burke each reported an award of restricted stock units late on Form 5.

COMPARATIVE PERFORMANCE BY LaBRANCHE & CO INC.

        The SEC requires us to present a chart comparing the cumulative total stockholder return on our common stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or peer group for a five-year period. This chart compares our common stock with (i) the NYSE Composite Index and (ii) the S&P Midcap Diversified Financials Index. The chart assumes (a) $100 was invested on December 31, 1999 in each of our common stock, the stocks comprising the NYSE Composite Index and the stocks comprising the S&P Midcap Diversified Financials Index and (b) the reinvestment of dividends.

Comparison of Cumulative Total Return

STOCKHOLDER PROPOSALS

        All stockholder proposals which are intended to be presented at our annual meeting of stockholders to be held in 2006 must be received by us no later than November 30, 2005 for inclusion in our proxy statement and form of proxy relating to that meeting.

        Stockholder proxies obtained by our Board of Directors in connection with our annual meeting of stockholders to be held in 2006 will confer on the proxies discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our Secretary before February 8, 2006.

OTHER BUSINESS

        Our Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors

William J. Burke, III Secretary

Dated: April 15, 2005

        A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: LaBRANCHE & CO INC., ATTENTION: SECRETARY, ONE EXCHANGE PLAZA, NEW YORK, NEW YORK 10006.

LaBRANCHE & CO INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2005

        George M.L. (Michael) LaBranche, IV and Alfred O. Hayward, Jr., each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of LaBranche & Co Inc. held of record by the undersigned on March 18, 2005 at the Annual Meeting of Stockholders to be held at 9:00 a.m. (New York time) on May 17, 2005, at the Ritz-Carlton Hotel, 2 West Street, New York, New York 10004 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

        The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

Address Changes/Comments:

        (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

LaBRANCHE & CO INC. 120 BROADWAY NEW YORK, NY 10271	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by LaBranche & Co Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LaBranche & Co Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LABRN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LaBRANCHE & CO INC.

Vote on Directors

Proposal No. 1.	ELECTION OF CLASS III DIRECTOR:	For	Withhold
	01) Thomas E. Dooley	☐	☐
Vote on Proposal		For	Against	Abstain
Proposal No. 2.	Proposal to ratify the appointment of KPMG LLP as LaBranche's independent registered public accounting	☐	☐	☐
firm for the year ending December 31, 2005.
Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

Signature(s) In Box
Important: Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark here for address change or comments.		☐
SEE REVERSE SIDE.
Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

LABRANCHE & CO INC. One Exchange Plaza New York, New York 10006
LABRANCHE & CO INC. One Exchange Plaza New York, New York 10006
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 17, 2005
PROXY STATEMENT
REVOCABILITY AND VOTING OF PROXY
RECORD DATE AND VOTING RIGHTS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT
PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTOR
VOTE REQUIRED
CORPORATE GOVERNANCE
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Fiscal Year End Option Values
Equity Compensation Plan Information as of December 31, 2004
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF OUR AUDIT COMMITTEE
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
VOTE REQUIRED
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
COMPARATIVE PERFORMANCE BY LaBRANCHE & CO INC.
Comparison of Cumulative Total Return
STOCKHOLDER PROPOSALS
OTHER BUSINESS
LaBRANCHE & CO INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2005